UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2nd, 2006

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 2, 2006, Magma Design Automation, Inc. (“Magma”) issued a press release reporting its financial results for the quarter ended January 1, 2006. The press release includes Magma’s balance sheet as of January 1, 2006, presentations of Magma’s historical statements of operations prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and presentations prepared on a non-GAAP basis. It also includes Magma’s projected net income and net income per share on a GAAP and non-GAAP basis for the quarter to end on April 2nd, 2006. Magma’s adjustments to GAAP in calculating non-GAAP results and projections are described in the press release, which is furnished as Exhibit 99.1 and incorporated herein by reference. In addition, the impact of these adjustments is quantified in the reconciliation tables included with the press release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release issued February 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.
Dated: February 2, 2006
	By:	/s/ Gregory C. Walker
Gregory C. Walker
Senior Vice President - Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued February 2, 2006.